EXHIBIT 10.01

            VOLT INFORMATION SCIENCES, INC.2006 INCENTIVE STOCK PLAN FORM OF RESTRICTED STOCK AGREEMENT FOR NON-EMPLOYEE DIRECTORS

         Volt Information Sciences, Inc. has entered into a Restricted Stock Agreement identical to the form attached hereto with each of the following directors and officers on the dates indicated:

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             DATE                                    NAME
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   April 5, 2007                                Lloyd Frank

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   April 5, 2007                                Bruce G. Goodman

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   April 5, 2007                                Theresa A. Havell

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   April 5, 2007                                Mark N. Kaplan

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   April 5, 2007                                Deborah Shaw

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   April 5, 2007                                William H. Turner

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                                Granted {DATE 1}
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This  Restricted  Stock  Agreement  is entered  into as of {DATE 1}  pursuant to
Article VII of the Volt Information Sciences, Inc. 2006 Incentive Stock Plan (the "Plan") and evidences the grant, and the terms, conditions and restrictions pertaining thereto, of Restricted Stock awarded to {NAME} (the "Participant").

1. Capitalized Terms. Capitalized terms in this Agreement have the meaning assigned to them in the Plan, unless this Agreement provides, or the context requires, otherwise.

2. Award of Shares. In consideration of the services rendered and to be rendered to Volt Information Sciences, Inc. (the "Company") and/or its Subsidiaries by the Participant as a member of the Board of Directors of the Company or a Subsidiary, the Company acting through the Committee hereby grants to the Participant a Restricted Stock Award as of {DATE 1} ("Award Date"), covering {NUMBER} Shares of the Company's Stock (the "Award Shares") subject to the terms, conditions, and restrictions set forth in this Agreement. This Award is granted pursuant to the Plan and is subject to the terms thereof.

3.       Period of Restriction.

         (a) For purposes of this Agreement, subject to earlier vesting or forfeiture as provided below, the period of restriction (the "Period of Restriction") applicable to the Award Shares applicable to the Award Shares is as follows: (1) one year from the Award Date with respect to one-third of the Award Shares (with any fractional share rounded down to the next whole share), (2) two years from the Award Date with respect to the second on-third of the Award Shares(with any fractional share rounded down to the next whole share), and (3) three years from the Award Date with respect to the balance of the Award Shares.

         (b) Notwithstanding any other provision of this Agreement to the contrary, if a Change in Control occurs after the Award Date and during the continuation of the Participant's Company Service (as defined in Paragraph 5), the Period of Restriction shall end and any remaining restrictions applicable to any of the Award Shares shall automatically terminate and the Award Shares shall be free of restrictions and freely transferable.

         (c) Except as otherwise provided pursuant to Paragraph 3(b) or 4, the applicable portion of the Award Shares shall become freely transferable by the Participant after the last day of its Period of Restriction.


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4. Cessation of Company Service and Vesting or Forfeiture.

         (a)      If the Participant's  Company Service (as defined in Paragraph
                  5) ceases due to the Participant's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), any remaining Period of Restriction applicable to the Award Shares shall automatically terminate and the Award Shares shall be free of restrictions and freely transferable.


         (b)      If the Participant's  Company Service (as defined in Paragraph
                  5) ceases as a result of the Participant's retirement from Board Service, the Committee, may, in its sole discretion, waive the automatic forfeiture of any or all Award Shares and/or may add such new restrictions to the Award Shares as it deems appropriate.

         (c)      If the Participant's  Company Service (as defined in Paragraph
                  5) ceases for any reason other than those set forth in Paragraphs 4(a) and (b) above during the Period of Restriction, any Award Shares still subject to restrictions at the date of such cessation of Board Service shall be automatically forfeited to the Company; provided, however, that, the forgoing shall not prevent the Committee, in its sole discretion, from waiving the automatic forfeiture of any or all Award Shares and/or adding such new restrictions to the Award Shares as it deems appropriate.

5. Company Service.

         (a) For purposes hereof, "Company Service" means service as an Employee and/or Non-Employee Director. Notwithstanding any contrary provision or implication herein, in determining cessation of Company Service for purposes hereof, transfers between the Company and/or any Subsidiary shall be disregarded and shall not be considered a cessation of Company Service, and changes in status between that of an Employee and a Non-Employee Director shall be disregarded and shall not be considered a cessation of Company Service.

         (b) Nothing under the Plan or in this Agreement shall confer upon the Participant any right to continue Company Service or in any way affect any right of the Company to terminate the Participant's Company Service without prior notice at any time for any or no reason.

6. Voting Rights. During the Period of Restriction, the Participant may exercise full voting rights with respect to the Award Shares by written and timely proxy delivered as directed by the Company.

7. Dividends and Other Distributions. During the Period of Restriction, all dividends and other distributions paid with respect to the Award Shares (whether in cash, property or Stock) shall be deposited with the Company as provided in Paragraph 8. Whenever a dividend, other than a dividend payable in the form of Stock, is declared with respect to the Award Shares, a number of additional Award Shares shall be issued in connection therewith and the number of such additional Award Shares shall be determined (with any fractional share rounded down to the next whole share) by dividing
         (i) the product of (A) the number of Award Shares credited to the Participant on the related dividend record date and (B) the amount of any cash dividend declared by the Company on a share of Stock (or, in the case of any dividend distributable in property other than shares of Stock, the per share value of such dividend, as determined by the Company for purposes of Federal income tax reporting) by (ii) the Fair Market Value on the related dividend payment date. All such dividends and other distributions shall be considered to be Award Shares and shall be subject to the same restrictions on transferability, earning, vesting and forfeiture as the Award Shares with respect to which they were paid.

8.       Stock Certificates.

         (a) The stock certificate(s) for the Award Shares shall be registered on the Company's stock transfer books in the name of the Participant in book entry or electronic form or in certificated form as determined by the Committee. If issued in certificated form, physical possession of the stock certificate(s) shall be held by Company until such time as the Period of Restriction lapses. The Participant shall provide a duly executed stock power in blank to the Company as directed by the Committee.

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         (b)      Any Award Shares issued in book entry or electronic form shall be subject to the following legend, and any certificate(s) evidencing the Award Shares shall bear the following legend, during the Period of Restriction:


                           The sale, transfer, pledge, hypothecation or other disposition of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Volt Information Sciences, Inc. 2006 Incentive Stock Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Stock Agreement. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Volt Information Sciences, Inc.


9. Withholding Taxes. The Company shall have the right to retain and withhold the amount of taxes required by any government or governmental authority to be withheld or otherwise deducted and paid with respect to the Award Shares. At its discretion, the Committee may require the Participant to reimburse the Company for any such taxes required to be withheld by the Company and may withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to or to become due from the Company to the Participant an amount equal to such taxes required to be withheld by the Company to reimburse the Company for any such taxes or to retain and withhold, or cause to be returned to it, a number of Shares having a Fair Market Value not less than the amount of such taxes, and cancel any such Shares so withheld or returned, in order to reimburse the Company for any such taxes.

10. Compliance with Securities Laws. The Company covenants that it will attempt to maintain an effective registration statement with the Securities and Exchange Commission covering the Shares of Stock of the Company, which are the subject of and may be issued pursuant to this Agreement, at all times during which this Award is outstanding and there is no applicable exemption from registration of such Shares.

11. Administration. The Plan is administered by a Committee appointed by the Company's Board of Directors. The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding Awards, and to require of any person receiving Stock pursuant to this Award, at the time of such receipt, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any state, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder or by reason of the tax laws of any state. All such Committee determinations shall be final, conclusive, and binding upon the Company and the Participant.

12. Governing Law. The Plan has been adopted in New York, New York and all agreements under the Plan shall be deemed to have been entered into in New York, New York. The Plan, and this Agreement, shall be governed, construed, and administered in accordance with the laws of the State of New York applicable to contracts made and to be performed solely in the State of New York. Any dispute under the Plan, or under this Agreement, shall be adjudicated solely and exclusively in the Courts of the State of New York located in the borough of Manhattan, City and State of New York, and the Federal Court for the Southern District of New York, and no other Court shall have jurisdiction of this Plan, this Agreement, the Award Shares, or any dispute hereunder.

13. Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns, heirs, and legal representatives of the respective parties.

14. Prohibition Against Pledge, Attachment, etc. Except as otherwise provided herein, during the Period of Restriction, the Award Shares, and the rights and privileges conferred hereby, shall not be transferred, assigned, pledged or hypothecated in any way and shall not be subject to execution, attachment or similar process.

15. No Construction Against Any Party. This Agreement is the product of informed negotiations between the Participant and the Company. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by all parties. The Participant and the Company agree that neither party was in a superior bargaining position regarding the substantive terms of this Agreement.

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16.      Severability.  If any provision of this Agreement,  or part thereof, is determined to be unenforceable for any reason whatsoever, it shall be severable from the remainder of this Agreement and shall not invalidate or affect the other provisions of this Agreement, which shall remain in full force and effect and shall be enforceable according to their terms. No covenant shall be dependent upon any other covenant or provision herein, each of which stands independently.

To evidence their agreement to the terms, conditions, and restrictions, the Company and the Participant have signed this Agreement in the State of New York as of the date first above written.

     VOLT INFORMATION SCIENCES, INC.   By:
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                                       Its:
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     PARTICIPANT:
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                                        {NAME}